As filed with the Securities and Exchange Commission on July 5, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tyco Electronics Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)

98-0518048
(I.R.S. Employer Identification No.)

Second Floor,
96 Pitts Bay Road,
Pembroke HM 08,
Bermuda
 (Address of Principal Executive Offices)

Tyco Electronics Ltd. 2007 Stock and Incentive Plan
United States and International Employees Share Purchase Program
(Full Title of the Plan)

Robert A. Scott
Executive Vice President and General Counsel
Tyco Electronics Ltd.
1050 Westlakes Drive
Berwyn, Pennsylvania 19312
(Name and Address of Agent For Service)

(610) 893-9560
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)(3)
Common Shares, $0.20 par value per share	32,593,452	$39.33	$1,281,900,467	$39,354

p

(1)          The shares registered on this Form S-8 consist of 24,843,452 common shares that may be issued under the Tyco Electronics Ltd. 2007 Stock and Incentive Plan and 7,750,000 common shares that may be issued under employee stock purchase plans established or to be established by Tyco Electronics Ltd. or its subsidiaries for employees in the United States and in foreign jurisdictions, including the Tyco Electronics Ltd. Employee Stock Purchase Plan, the Tyco Electronics Limited Savings Related Share Plan and the Tyco Electronics Ireland Limited Irish Revenue Approved Profit Sharing Plan Employee Share Scheme.  Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also registers such additional Common Shares that become available under the foregoing plans in connection with changes in the number of outstanding Common Shares because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)          Estimated solely for the purpose of calculating the registration fee.  This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of Tyco Electronics’ Common Shares, par value $0.20 per share, on June 29, 2007, as reported by the New York Stock Exchange, which was $39.33.

(3)          Tyco Electronics Group S.A. (“TEGSA”), a 100% owned subsidiary of Tyco Electronics Ltd., and Tyco Electronics Ltd. previously filed a Form S-1 on January 18, 2007 (Registration No. 333-140061) in connection with the planned offering of senior notes by TEGSA and in connection with that filing TEGSA paid a filing fee of $137,700. This offering was not consummated and the Registration No. 333-140061 was withdrawn on June 7, 2007. Pursuant to Rule 457(p) under the Securities Act, the full amount of the registration fee currently due for this Registration Statement has been offset against a portion of the registration fee paid for the earlier registration statement. After this offset, a balance of $98,346 remains from the fee paid for Registration No. 333-140061.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                   Plan Information*

Item 2.                                   Registrant Information and Employee Plan Annual Information*

*                 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Certain Documents by Reference

The following documents, which have heretofore been filed by Tyco Electronics Ltd. (“Tyco Electronics”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                                  Amendment No. 4 to Tyco Electronics’ registration statement on Form 10 as filed with the Commission (Registration No. 001-33260) on June 7, 2007;

(2)                                  The Current Reports on Form 8-K that Tyco Electronics filed with the Commission on June 8, 2007 and June 13, 2007;

(3)                                  Tyco Electronics’ Description of Share Capital contained in Amendment No. 4 to Tyco Electronics’ registration statement on Form 10 as filed with the Commission (Registration No. 001-33260) on June 7, 2007, together with any amendment or report filed with the Commission for the purpose of updating such description;

In addition, all documents filed by Tyco Electronics pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by Tyco Electronics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of Tyco Electronics’ Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Tyco Electronics’ file number with the Commission is 001-33260.

Item 4.                                   Description of Securities

Not applicable.

Item 5.                                   Interests of Named Experts and Counsel

Not applicable.

Item 6.                                   Indemnification of Directors and Officers

Under Tyco Electronics’ bye-laws, Tyco Electronics may indemnify directors or officers for any loss or liability attaching to them from negligence, default, breach of duty or breach of trust for which a director or officer may be liable, except that Tyco Electronics may not indemnify for fraud or dishonesty, conscious, intentional or willful breaches of an obligation to act honestly or in good faith in Tyco Electronics’ best interests or claims for recovery of any gain, personal profit or advantage to which the director or officer is not legally entitled. Bermuda law permits Tyco Electronics to maintain insurance to compensate for any liability incurred by a director or officer in their official capacity or to indemnify for loss or liability related to negligence, default, breach of duty or breach of trust.

Item 7.                                   Exemption from Registration Claimed

Not applicable.

Item 8.                                   Exhibits

Exhibit No.	Description

3.1

Memorandum of Association of Tyco Holdings (Bermuda) No. 4 Limited (Incorporated by reference to Exhibit 3.1 of Amendment No. 3 to Tyco Electronics’ Registration Statement on Form 10, filed June 5, 2007)

3.2	Certificate of Incorporation of Tyco Holdings (Bermuda) No. 4 Limited (Incorporated by reference to Exhibit 3.2 of Tyco Electronics’ Registration Statement on Form 10, filed January 18, 2007)

3.3	Bye-Laws of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.3 of Amendment No. 3 to Tyco Electronics’ Registration Statement on Form 10, filed June 5, 2007)

5.1	Opinion of counsel*

10.1	Tyco Electronics Ltd. 2007 Stock and Incentive Plan*

10.2	Tyco Electronics Ltd. Employee Stock Purchase Program*

23.1	Consent of Independent Registered Public Accounting Firm — The electronics business of Tyco International Ltd.*

23.2	Consent of Independent Registered Public Accounting Firm — Tyco Electronics Ltd.*

23.3	Consent of counsel (included in Exhibit 5.1)

24	Power of Attorney*

* Filed herewith

Item 9.                                   Undertakings

1.  Tyco Electronics hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Tyco Electronics pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.   Tyco Electronics hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of Tyco Electronics’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Tyco Electronics pursuant to provisions and arrangements that exist whereby Tyco Electronics may indemnify such persons against liabilities arising under the Securities Act, or otherwise, Tyco Electronics has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Tyco Electronics of expenses incurred or paid by a director, officer or controlling person of Tyco Electronics in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Tyco Electronics will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Tyco Electronics certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berwyn, State of Pennsylvania, on this 2nd day of July, 2007.

TYCO ELECTRONICS LTD.
(Registrant)

By:	/s/ THOMAS J. LYNCH
Thomas J. Lynch
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ THOMAS J. LYNCH		July 2, 2007
Thomas J. Lynch	Chief Executive Officer and Director
(principal executive officer)

*		July 2, 2007
Juergen W. Gromer	President and Director

/s/ TERRENCE R. CURTIN		July 2, 2007
Terrence R. Curtin	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ THOMAS J. LYNCH		July 2, 2007
Thomas J. Lynch	Authorized Representative in the United States

*		July 2, 2007
Pierre R. Brondeau	Director

*		July 2, 2007
Ram Charan	Director

*		July 2, 2007
Robert M. Hernandez	Director

*		July 2, 2007
Daniel J. Phelan	Director

*		July 2, 2007
Frederic M. Poses	Director

*		July 2, 2007
Lawrence S. Smith	Director

Name	Title	Date

*		July 2, 2007
Paula A. Sneed	Director

*		July 2, 2007
David P. Steiner	Director

*		July 2, 2007
Sandra S. Wijnberg	Director

A Majority of the Board of Directors.

*                 The undersigned does hereby sign this Registration Statement on behalf of the above indicated individual pursuant to a power of attorney executed by such individual.

By:	/s/ ROBERT A. SCOTT
Robert A. Scott
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1

Memorandum of Association of Tyco Holdings (Bermuda) No. 4 Limited (Incorporated by reference to Exhibit 3.1 of Amendment No. 3 to Tyco Electronics’ Registration Statement on Form 10, filed June 5, 2007)

3.2	Certificate of Incorporation of Tyco Holdings (Bermuda) No. 4 Limited (Incorporated by reference to Exhibit 3.2 of Tyco Electronics’ Registration Statement on Form 10, filed January 18, 2007)

3.3	Bye-Laws of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.3 of Amendment No. 3 to Tyco Electronics’ Registration Statement on Form 10, filed June 5, 2007)

5.1	Opinion of counsel*

10.1	Tyco Electronics Ltd. 2007 Stock and Incentive Plan*

10.2	Tyco Electronics Ltd. Employee Stock Purchase Program*

23.1	Consent of Independent Registered Public Accounting Firm – The electronics business of Tyco International Ltd.*

23.2	Consent of Independent Registered Public Accounting Firm – Tyco Electronics Ltd.*

23.3	Consent of counsel (included in Exhibit 5.1)

24	Power of Attorney*

* Filed herewith